UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2012

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
Blackstone Unit Purchase Agreement
On May 14, 2012, Cheniere Energy, Inc. (“Cheniere”), Cheniere Energy Partners, L.P. (the “Partnership”), a majority owned subsidiary of Cheniere, and Blackstone CQP Holdco LP (the “Purchaser”) entered into a Unit Purchase Agreement (the “Blackstone Unit Purchase Agreement”), whereby the Partnership has agreed to sell to the Purchaser in a private placement 100 million Class B Units of the Partnership (“Class B Units”) at a price of $15 per Class B Unit. Upon satisfaction of the conditions to initial funding, the Purchaser will acquire 33,333,334 Class B Units for a purchase price of $500 million (the “Initial Funding”). Subsequent to the Initial Funding, the Partnership may require based on liquidity needs that the Purchaser make additional capital contributions until the Purchaser has funded $1.5 billion in the aggregate. The Partnership intends to use the net proceeds from the private placement to pay for construction of its liquefaction facilities located in Cameron Parish, Louisiana (the “Liquefaction Facilities”), including the construction of two liquefaction trains and related facilities and equipment. Proceeds may also be used by the Partnership to fund the acquisition and subsequent operating expenses of the Creole Trail Pipeline.
The obligation of the Purchaser to consummate the Initial Funding is subject to certain conditions precedent, including, among other conditions, the closing of debt financing for construction of Trains 1 and 2 of the Liquefaction Facilities, execution of the documents described below, and consummation of the Creole Trail Pipeline transfer to the Partnership (as described below).
The Blackstone Unit Purchase Agreement contains customary representations and warranties of the Partnership, Cheniere and the Purchaser. The agreement also contains covenants, including limitations on the conduct of the Partnership's business for 120 days after the date of the agreement, including restrictions on encumbering material assets, selling Partnership equity interests, merging or consolidating, incurring indebtedness or entering into affiliate contracts. The Partnership and Cheniere must also refrain for 120 days after the date of the agreement from soliciting, encouraging or having discussions with any party that may acquire equity securities in, or engage in a business combination with, the Partnership, its general partner (the “General Partner”) or any affiliate of Cheniere that is providing services to the Partnership and its subsidiaries.
The Partnership and Cheniere, on the one hand, and the Purchaser on the other, have agreed to indemnify each other and its respective officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Blackstone Unit Purchase Agreement. The Blackstone Unit Purchase Agreement may be terminated by either the Purchaser or the Partnership, as applicable, subject to certain exceptions, upon mutual written consent, if the Initial Funding has not occurred by December 31, 2012, for breaches of representations, warranties or covenants that remain uncured, if the Partnership enters into certain contracts, if there are certain effects on the Partnership's LNG sale and purchase agreements (“SPAs”), if the Partnership desires to proceed with an alternative transaction and the Purchaser desires not to fund, or if a funding notice has been delivered and the Purchaser has not funded within eleven business days thereafter.
The private placement of the Class B Units pursuant to the Unit Purchase Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) and Regulation D thereof.
Amended Limited Partnership Agreement
A form of Second Amended and Restated Agreement of Limited Partnership (the “Amended Partnership Agreement”) is attached as Exhibit A to the Blackstone Unit Purchase Agreement and is to be entered into at the time of the Initial Funding. The Class B Units are subject to conversion, mandatorily or at the option of the holders of the Class B Units, into a number of common units of the Partnership (“Common Units”) based on the then-applicable conversion value of the Class B Units. Pursuant to the Amended Partnership Agreement, on a quarterly basis beginning on the Initial Funding and ending on the conversion date of the Class B Units, the conversion value of the Class B Units will increase at a compounded rate of 3.5% per quarter, subject to an additional upward adjustment for certain equity and debt financings. The Class B Units will not be entitled to cash distributions except in the event of a liquidation. The holders of Class B Units will have a preference over the holders of the subordinated units of the Partnership (“Subordinated Units”) in the event of a liquidation (or merger, combination or sale of substantially all of the Partnership's assets, referred to as a “Significant Event”).

The holders of Class B Units will have the right to participate in any votes submitted to the holders of Common Units, on an as-converted basis, except where class votes are required. The holders of Class B Units will have preemptive rights for all issuances of Partnership equity securities. During the Investor Approval Period (as defined below), if Cheniere does not exercise some or all of its preemptive rights, the Purchaser may purchase such securities.
The Class B Units will mandatorily convert into Common Units upon the earlier of the substantial completion date of Train 3 or the fifth anniversary of the Initial Funding, provided that if the Train 3 notice to proceed with construction is issued prior to the fifth anniversary of the Initial Funding, then the mandatory conversion date becomes the substantial completion date of Train 3. At the option of the holders of Class B Units, all or a portion of the Class B Units may be converted: (i) at any time subsequent to the date that is 83 months after the issuance of the notice to proceed under the existing engineering, procurement and construction (“EPC”) contract for the Liquefaction Facilities, (ii) prior to the record date for a quarter in which the Partnership has generated sufficient available cash from operating surplus to distribute $0.425 (the “IQD”) on all outstanding Common Units (on an as-converted basis), (iii) at any time following thirty (30) days prior to the mandatory conversion date or (iv) at any time following (30) days prior to a Significant Event or dissolution.
A specified number of outstanding Subordinated Units will be subject to cancellation if the Partnership does not obtain certain financing commitments. If the Partnership has not obtained all debt and equity financing commitments and approval from the General Partner's board of directors (the “Board) to issue a notice to proceed to the EPC contractor for Trains 3 and 4 on or prior to October 1, 2014 (the “Measurement Date”), an appropriate number of Subordinated Units will be cancelled to enable the Partnership to distribute from “contracted adjusted operating surplus” $0.50 per unit per quarter for a consecutive four-quarter period on all outstanding limited partner units on an as-converted basis (the “$0.50 Distribution”). “Contracted adjusted operating surplus” is derived solely from contracted capacity revenues from Terminal Use Agreements and SPAs with counterparties who are not Cheniere affiliates relating to the Liquefaction Facilities and the Sabine Pass LNG terminal, provided that (i) in each case, the term of such contract is for a minimum of three years and (ii) the calculation excludes revenues and expenses relating to the “115%” portion of the purchase price related to Henry Hub natural gas prices pursuant to the applicable SPA. If the Partnership has achieved financing commitments for Train 3 on or prior to the Measurement Date, but not Train 4, then 67,500,000 Subordinated Units will be cancelled, plus any additional amount necessary to make the $0.50 Distribution.
The subordination period will end and all Subordinated Units will convert into Common Units if (i) the IQD is earned and paid from operating surplus on all Common Units, Subordinated Units and units senior or pari passu to the Subordinated Units for three consecutive, non-overlapping four-quarter periods or (ii) 150% of the IQD is earned and paid from “contracted adjusted operating surplus” on all Common Units, Subordinated Units and Units senior or pari passu to the Subordinated Units for four consecutive quarters.
Amended General Partner LLC Agreement
A form of Third Amended and Restated Limited Liability Company Agreement of the General Partner (the “Amended LLC Agreement”) is attached as Exhibit B to the Blackstone Unit Purchase Agreement and is to be entered into at the time of the Initial Funding. Pursuant to the Amended LLC Agreement, until the expiration of the period from the Initial Funding until the Purchaser and other co-investors own less than (a) 20% of the outstanding Common Units, Subordinated Units and Class B Units, and (b) 50,000,000 Class B Units (the “Investor Approval Period”), the number of directors constituting the Board will be eleven. An affiliate of Cheniere will have the right to appoint four directors to the Board (the “Cheniere Directors”); the Purchaser will have the right to appoint three directors to the Board (the “Purchaser Directors”); and there will be four independent directors on the Board (the “Independent Directors”). Certain actions to be taken by the Partnership or its subsidiaries must be approved by an Executive Committee of the Board (the “Executive Committee”), including certain equity issuances, the incurrence of certain debt, entering into an EPC contract for Train 3 or 4 unless certain parameters are satisfied, approving certain change orders to EPC contracts, acquiring or disposing of material assets or pursuing certain other capital projects, issuing a notice to proceed on Train 3 or 4 before consummating financing for the completion thereof and amending service agreements with Cheniere or other material agreements. The Executive Committee will be comprised of three Purchaser Directors, one Independent Director and one Cheniere Director.

Investors' Agreement
A form of Investors' and Registration Rights Agreement (the “Investors' Agreement”) to be entered into at the time of the Initial Funding is attached as Exhibit C to the Blackstone Unit Purchase Agreement. Pursuant to the Investors' Agreement, the Partnership will agree to register for resale the Common Units of the Purchaser, any co-investors and any affiliates of Cheniere (each a “Participating Investor”) received upon conversion of the Class B Units on a shelf registration statement.
Under the Investors' Agreement, each of the Purchaser and Cheniere and its affiliates will agree not to transfer their Class B Units or Common Units received upon conversion thereof for two years after the Initial Funding. In addition, Cheniere will agree not to transfer the equity of the General Partner or any entity providing services to the Partnership except to a person acquiring all such equity interests.
The Investors' Agreement also provides the Purchaser with the right to have a director nominee appointed to Cheniere's board of directors during the Investor Approval Period. In addition, before transferring any assets relating to the liquefaction or regasification of natural gas to a newly formed master limited partnership, Cheniere will first be required to offer such assets for sale to the Partnership.
Cheniere Unit Purchase Agreement
On May 14, 2012, the Partnership and Cheniere LNG Terminals, Inc., a wholly owned subsidiary of Cheniere (“Cheniere Terminals”), entered into a Class B Unit Purchase Agreement (the “Cheniere Unit Purchase Agreement”), whereby Cheniere Terminals has agreed to purchase from the Partnership 33,333,334 Class B Units at a price of $15.00 per unit, for total consideration of $500 million. The Cheniere Unit Purchase Agreement contains customary representations and warranties of Cheniere Terminals and the Partnership, with closing being subject to certain conditions precedent, including the simultaneous occurrence of the Initial Funding. Cheniere Terminals and the Partnership can agree, however, that the Class B Units will be purchased and issued, in whole or in part, prior to the Initial Funding.
Creole Trail Purchase and Sale Agreement
In connection with the signing of the Blackstone Unit Purchase Agreement, on May 14, 2012, the Partnership, Cheniere Pipeline Company, a wholly owned subsidiary of Cheniere (“Cheniere GP Seller”), Grand Cheniere Pipeline, LLC, a wholly owned subsidiary of Cheniere (“Cheniere LP Seller”, together with Cheniere GP Seller, the “Seller Parties”), and Cheniere entered into a Purchase and Sale Agreement (the “CTPL Purchase and Sale Agreement”), pursuant to which the Partnership has agreed to purchase from the Seller Parties the equity interests in entities that own and control the Creole Trail Pipeline. The total consideration to be paid by the Partnership to the Seller Parties is $480 million, of which $180 million will be used to purchase Class B Units pursuant to the Subscription Agreement described below. The CTPL Purchase and Sale Agreement contains customary representations, warranties and covenants of the Seller Parties and the Partnership, with closing being subject to certain conditions precedent, including the Initial Funding having occurred.
Cheniere Subscription Agreement
On May 14, 2012, the Partnership and Cheniere Terminals entered into a Subscription Agreement (the “Subscription Agreement”) pursuant to which the Partnership has agreed to issue to Cheniere Terminals 12,000,000 Class B Units at a price of $15.00 per Class B Unit, for consideration of $180 million. The Subscription Agreement contains customary representations and warranties of the Partnership and Cheniere Terminals, with closing being subject to certain conditions precedent, including consummation of the Creole Trail Pipeline sale under the CTPL Purchase and Sale Agreement.

CEI LNG Sale and Purchase Agreement (FOB)
On May 14, 2012, Sabine Pass Liquefaction and Cheniere Marketing, LLC, a wholly owned subsidiary of Cheniere (“Cheniere Marketing”), entered into an LNG Sale and Purchase Agreement (FOB) (the “LNG SPA”). Pursuant to the LNG SPA, Sabine Pass Liquefaction agreed to sell to Cheniere Marketing for delivery at the Sabine Pass LNG terminal certain excess liquefied natural gas (“LNG”) produced that is not already committed to non-affiliated parties. If there is insufficient capacity to produce any such excess LNG, then Sabine Pass Liquefaction is not obligated to commit to make any LNG available to Cheniere Marketing. The maximum annual contract quantity sold to Cheniere Marketing may not exceed 104,000,000 MMBtu. The sales price to be paid by Cheniere Marketing will be 115% of the then current Henry Hub price per MMBtu plus a profit sharing equal to 100% of profits up to $3.00/MMBtu for the first 36 million MMBtu of the most profitable cargoes sold each year to Cheniere Marketing and 20% of profits (calculated as set forth in the LNG SPA) for the subsequent 68 million MMBtu sold each year to Cheniere Marketing. By timely advance notice, Cheniere Marketing may without charge cancel a scheduled cargo of LNG. The LNG SPA contains limitations on certain liabilities of Sabine Pass Liquefaction. Cheniere Marketing will reimburse Sabine Pass Liquefaction for certain excess costs that Sabine Pass Liquefaction may incur in obtaining natural gas supply and pipeline transportation capacity. The term of the LNG SPA is twenty years from the date of first commercial delivery of Train 1, or such shorter period as may be required to comply with the LNG export licenses. Cheniere Marketing will have the right to extend the twenty-year term for an additional period of up to ten years. Under the LNG SPA, Sabine Pass Liquefaction will use reasonable efforts to amend or obtain additional LNG export licenses permitting the export of no less than 104,000,000 MMBtu per annum.
Pursuant to the LNG SPA, the following circumstances permit either Sabine Pass Liquefaction or Cheniere Marketing or both parties (as the case may be) to terminate the agreement: (i) by either party, in respect of a bankruptcy event in respect of the other party; (ii) by either party, in respect of a late payment by the other party of any amount or amounts in the aggregate due that are in excess of $30 million, for a period of ten days or more following the due date of the relevant invoice(s); (iii) by either party, if the conditions precedent are not satisfied prior to June 30, 2013; (iv) by Cheniere Marketing, pursuant to a delay of more than 180 days in the date of first commercial delivery; (v) by Sabine Pass Liquefaction, if Cheniere Marketing violates the terms of Sabine Pass Liquefaction's LNG export licenses, or such other applicable licenses; (vi) by either party, in respect of a violation at any time during the term by the other party of laws applicable to the terminating party, or misrepresentation by the other party of business practices compliance prior to the LNG SPA's effective date; (vii) by Sabine Pass Liquefaction, if Cheniere Marketing does not use, market or resell the LNG as provided in the LNG SPA; (viii) by Cheniere Marketing, if (a) Sabine Pass Liquefaction has declared force majeure one or more times and the interruptions resulting from such force majeure total twenty-four months during any thirty-six month period, and (b) such force majeure has resulted in Sabine Pass Liquefaction being prevented from making available fifty percent or more of the annualized annual contract quantity during such periods of force majeure; (ix) by Sabine Pass Liquefaction, if (a) Cheniere Marketing has declared force majeure one or more times and the interruptions resulting from such force majeure total twenty-four months during any thirty-six month period, and (b) such force majeure has resulted in Cheniere Marketing being prevented from taking fifty percent or more of the annualized annual contract quantity during such periods of force majeure; (x) by Cheniere Marketing, if Sabine Pass Liquefaction fails to make available fifty percent of the cargoes scheduled in any given twelve month period, for reasons other than force majeure or as otherwise excused under the LNG SPA; (xi) by Sabine Pass Liquefaction, if Cheniere Marketing fails to take fifty percent of the cargoes scheduled in any given twelve month period, for reasons other than force majeure or as otherwise excused under the LNG SPA; and (xii) by Sabine Pass Liquefaction, if Cheniere Marketing fails to execute any direct agreement with Sabine Pass Liquefaction's lenders, as required by the LNG SPA, within 60 days following a request by Sabine Pass Liquefaction that Cheniere Marketing execute such direct agreement.
The foregoing descriptions of the Blackstone Unit Purchase Agreement (including the exhibits thereto), the Cheniere Unit Purchase Agreement, the CTPL Purchase and Sale Agreement, the Subscription Agreement and the LNG SPA, do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, to this report and incorporated herein by reference.

Item 8.01    Other Events
A copy of the press release for the signing of the definitive transaction documents concerning the investment by the Purchaser in the Partnership is filed as Exhibit 99.1 to the Partnership's Current Report on Form 8-K filed on May 15, 2012 and is incorporated herein by reference. Information included on the Partnership's website is not included herein by reference.
Item 9.01    Financial Statements and Exhibits
d) Exhibits
Exhibit
Number        Description

10.1*
Unit Purchase Agreement, dated May 14, 2012, by and among Cheniere Energy Partners, L.P., Cheniere Energy, Inc. and Blackstone CQP Holdco LP. (Incorporated by reference to Exhibit 10.1 to the Partnership's Current Report on Form 8-K (SEC File No. 1-33366), filed on May 15, 2012).

10.2*
Class B Unit Purchase Agreement, dated May 14, 2012, by and between Cheniere Energy Partners, L.P. and Cheniere LNG Terminals, Inc. (Incorporated by reference to Exhibit 10.2 to the Partnership's Current Report on Form 8-K (SEC File No. 1-33366), filed on May 15, 2012).

10.3*
Purchase and Sale Agreement, dated May 14, 2012, by and among Cheniere Energy Partners, L.P., Cheniere Energy, Inc., Cheniere Pipeline Company and Grand Cheniere Pipeline, LLC. (Incorporated by reference to Exhibit 10.3 to the Partnership's Current Report on Form 8-K (SEC File No. 1-33366), filed on May 15, 2012).

10.4*
Subscription Agreement, dated May 14, 2012, by and between Cheniere Energy Partners, L.P. and Cheniere LNG Terminals, Inc. (Incorporated by reference to Exhibit 10.4 to the Partnership's Current Report on Form 8-K (SEC File No. 1-33366), filed on May 15, 2012).

10.5*
LNG Sale and Purchase Agreement (FOB), dated May 14, 2012, by and between Sabine Pass Liquefaction, LLC and Cheniere Marketing, LLC. (Incorporated by reference to Exhibit 10.7 to the Partnership's Current Report on Form 8-K (SEC File No. 1-33366), filed on May 15, 2012).

99.1*	Press Release, dated May 15, 2012. (Incorporated by reference to Exhibit 99.1 to the Partnership's Current Report on Form 8-K (SEC File No. 1-33366), filed on May 15, 2012).

* Incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: May 15, 2012	By:	/s/ Meg A. Gentle
		Name:	Meg A. Gentle
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number        Description

10.1*
Unit Purchase Agreement, dated May 14, 2012, by and among Cheniere Energy Partners, L.P., Cheniere Energy, Inc. and Blackstone CQP Holdco LP. (Incorporated by reference to Exhibit 10.1 to the Partnership's Current Report on Form 8-K (SEC File No. 1-33366), filed on May 15, 2012).

10.2*
Class B Unit Purchase Agreement, dated May 14, 2012, by and between Cheniere Energy Partners, L.P. and Cheniere LNG Terminals, Inc. (Incorporated by reference to Exhibit 10.2 to the Partnership's Current Report on Form 8-K (SEC File No. 1-33366), filed on May 15, 2012).

10.3*
Purchase and Sale Agreement, dated May 14, 2012, by and among Cheniere Energy Partners, L.P., Cheniere Energy, Inc., Cheniere Pipeline Company and Grand Cheniere Pipeline, LLC. (Incorporated by reference to Exhibit 10.3 to the Partnership's Current Report on Form 8-K (SEC File No. 1-33366), filed on May 15, 2012).

10.4*
Subscription Agreement, dated May 14, 2012, by and between Cheniere Energy Partners, L.P. and Cheniere LNG Terminals, Inc. (Incorporated by reference to Exhibit 10.4 to the Partnership's Current Report on Form 8-K (SEC File No. 1-33366), filed on May 15, 2012).

10.5*
LNG Sale and Purchase Agreement (FOB), dated May 14, 2012, by and between Sabine Pass Liquefaction, LLC and Cheniere Marketing, LLC. (Incorporated by reference to Exhibit 10.7 to the Partnership's Current Report on Form 8-K (SEC File No. 1-33366), filed on May 15, 2012).

99.1*	Press Release, dated May 15, 2012. (Incorporated by reference to Exhibit 99.1 to the Partnership's Current Report on Form 8-K (SEC File No. 1-33366), filed on May 15, 2012).

* Incorporated by reference herein.